UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  January 9, 2017 (January 11, 2016)
China Xuefeng Environmental Engineering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175483	99-0364975
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Tongda Avenue
Economic and Technological Development Zone
Suqian, Jiangsu Province
People's Republic of China, 223800
(Address of principal executive offices) (zip code)

+86-527-84370508
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2016, China Xuefeng Environmental Engineering, Inc. (the "Company") effectively terminated its existing variable interest entity agreements, or VIEs, as permitted by the laws of the People's Republic of China (the "VIE Termination"), pursuant to certain Equity Transfer Agreements dated January 11, 2016 (the "Equity Transfer Agreements"), entered into by and among Mr. Li Yuan, Mr. Yi Yuan (each a shareholder of Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd., together the "Shareholders") and Baichuang Information Consulting (Shenzhen) Co. Ltd., a wholly-owned subsidiary of the Company (the "WFOE").  Pursuant to the Equity Transfer Agreement, the Shareholders collectively transferred 100% of their equity interest in Jiangsu Xuefeng to the WFOE, effectively terminating Company's contractual control of Jiangsu Xuefeng and providing Company with direct ownership of Jiangsu Xuefeng (the "VIE Termination").  Upon the VIE Termination, Jiangsu Xuefeng became a wholly-owned subsidiary of the Company.

The above description of the Equity Transfer Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, the English translations of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The second paragraph of Item 1.01 is incorporated herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Linyi Xuefeng

As previously disclosed in the Quarterly Report for the three months ended on August 31, 2016 on Form 10-Q, on August 4, 2016, Company entered into an agreement with Mr. Li Yuan, the sole shareholder of Linyi County Xuefeng Renewable Resources Utilization Technology Co., Ltd ("Linyi Xuefeng"), a company organized under the laws of the People's Republic of China, to purchase his 100% ownership of Linyi Xuefeng. Mr. Li Yuan is the Chief Executive Officer and main shareholder of the Company. The purchase price is determined by the audited net assets of Linyi Xuefeng as of May 31, 2016, with payment of RMB10,000,000 in cash and the rest to be paid in common shares of China Xuefeng depending on the 75% closing price of the last trading day. On October 7, 2016, a supplementary agreement was entered between both parties to finalized in accordance to the audited net asset value $ 23,462,612 on May 31, 2016. The transfer price was $3 per share and 7,820,871 shares in total to Mr. Li Yuan without cash consideration. Linyi Xuefeng is primarily engaged in garbage recycling processing and currently still in development stage without any production.
Upon acquisition, Linyi Xuefeng became a wholly-owned subsidiary. The acquisition will be accounted for as a business combination.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	English translation of the Equity Transfer Agreement dated January 11, 2016, by and between Li Yuan and Baichuang Information Consulting (Shenzhen) Co. Ltd.

10.2	English translation of the Equity Transfer Agreement dated January 11, 2016, by and between Yi Yuan and Baichuang Information Consulting (Shenzhen) Co. Ltd.

99.1	Audited Financial Statements for the years ended May 31, 2016 and 2015

99.2	Pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   January 9, 2017

China Xuefeng Environmental Engineering, Inc.

By:	/s/ Li Yuan
Name: Li Yuan
Title: Chief Executive Officer